UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 6, 2013
(Date of earliest event reported)

TEXAS RARE EARTH RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, Texas (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2013, Texas Rare Earth Resources Corp. (the “Registrant”) entered into a lease assignment agreement (the “Lease Assignment Agreement”) with Southwest Range & Wildlife Foundation, Inc., a Texas non-profit corporation  (the “Foundation”), pursuant to which the Foundation agreed to assign to the Registrant a surface lease identified with the State of Texas as Surface Lease SL20040002 (the “West Lease”), which covers 54,990.11 acres in Hudspeth County, Texas.  In exchange for the West Lease, the Registrant agreed to:  (i) pay the foundation $500,000 in cash; (ii) issue 1,063,830 of the Registrant’s common shares, par value $0.01 (the “Common Shares”); and (iii) make ten (10) payments to the Foundation of $45,000 each, with the first such payment due on or before June 1, 2013, and the nine (9) subsequent payments due on or before June 1 of each of the following years, such payments to be used by the Foundation to support conservation efforts within the Rio Grande Basin.

The Lease Assignment Agreement contains standard representations, warranties and covenants. The closing of the transaction contemplated by the Lease Assignment Agreement was completed on March 8, 2013.

The above is a summary of the material terms of the Lease Assignment Agreement and is qualified in its entirety by the Lease Assignment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 above is incorporated by reference to this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

As set forth in 1.01 above, pursuant to the terms and conditions of the Lease Assignment Agreement, the Registrant  issued an aggregate of 1,063,830 Common Shares as part of the consideration paid to the Foundation in exchange for the West Lease.  The Registrant offered and sold the Common Shares  in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder on the basis of representations of eligibility and suitability made to the Registrant by the Foundation in the Lease Assignment Agreement.

Item 9.01. Exhibits

10.1             Lease Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: March 12, 2013	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Lease Assignment Agreement